UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

IP TECHNOLOGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	26-0378308 (I.R.S. Employer Identification No.)

1576 East 21st Street, Brooklyn, New York (Address of principal executive offices)	11210 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box       .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  X .

Securities Act registration statement file number to which this form relates:333-147839 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value

Item 1.

Description of Registrant’s Securities to be Registered.

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-147839 is incorporated by reference into this registration statement.

Item 2.

Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit
Number	Description
3.1	Certificate of Incorporation of Registrant (incorporated by reference from our registration statement on Form S-1 filed on December 5, 2007)
3.2	Bylaws of Registrant (incorporated by reference from our registration statement on Form S-1 filed on December 5, 2007)
4.1	Specimen Common Stock Certificate (incorporated by reference from our registration statement on Form S-1 filed on December 5, 2007)
5.1	Opinion of Krieger & Prager, LLP regarding the legality of the securities being registered (incorporated by reference from our registration statement on Form S-1 filed on December 5, 2007)
10.1	2007 Non-Statutory Stock Option Plan (incorporated by reference from our registration statement on Form S-1 filed on December 5, 2007)
10.2	Patent Broker Agreement (incorporated by reference from our registration statement on Form S-1 filed on December 5, 2007)
10.3	Form of Regulation D Subscription Agreement (incorporated by reference from our registration statement on Form S-1 filed on December 5, 2007)
23.2	Consent of Krieger & Prager, LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IP TECHNOLOGY SERVICES, INC.

/s/ Joseph Levi

By: Joseph Levi

President, Chief Executive Officer and Director

(Principal Executive Officer)

Dated: November 6, 2009

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